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                                                                    Exhibit 10.4


                           THE PRINCETON REVIEW, INC.

                          -----------------------------

                            INVESTOR RIGHTS AGREEMENT
                          -----------------------------


         This Investor Rights Agreement (the "Agreement") is entered into as of April 18th, 2000, by and among The Princeton Review, Inc., a Delaware corporation (the "Company"), with its principal office at 2315 Broadway, New York, NY 10024, and the holders of the Company's Series A Preferred Stock (the "Series A Preferred Stock" and the holders of such stock being referred to as the "Series A Investors").

         WHEREAS, in connection with the issuance and sale of Series A Preferred Stock to the Series A Investors pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Series A Investors (the "Series A Agreement") the Company desires to provide the Series A Investors certain rights with respect to registration of the shares of stock held by them and certain other rights with respect to such shares as an inducement to the Series A Investors to purchase shares of the Series A Preferred Stock;

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and the Series A Investors hereby agree as follows:


                                   Section 1.
                            RESTRICTIONS ON TRANSFER

         1.1 Restrictive Legend. Each certificate representing (a) the Preferred Stock, (b) the Company's Class A Common Stock issued upon conversion of the Preferred Stock and (c) any other securities issued in respect of the Preferred Stock or Class A Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the terms hereof) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws).

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT

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         FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
         ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE STOCK PURCHASE AGREEMENT, STOCKHOLDER'S AGREEMENT, INVESTOR RIGHTS AGREEMENT AND BYLAWS, AS AMENDED, PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

         Each Holder (as defined below) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Class A Common Stock in order to implement the restrictions on transfer established in this Section 1. The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.


                                   Section 2.

                               REGISTRATION RIGHTS

         The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Section 2, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company's securities.

         2.1 Certain Definitions. As used in this Section 2:

                  (a) The term "Affiliate" means, with respect to any individual, partnership or entity, any individual, partnership or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual, partnership or entity.


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                  (b) The terms "register," "registered" and "registration"
refer to a registration effected by filing with the SEC a registration statement (the "Registration Statement") in compliance with the 1933 Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                  (c) The term "Common Stock" means the total number of authorized Class A Voting Common Stock ("Class A Common Stock") together with the total number of authorized Class B Non-Voting Common Stock ("Class B Common Stock").

                  (d) The term "Registrable Securities" means (i) shares of Class A Common Stock of the Company issued or issuable upon conversion of the shares of Preferred Stock held by Series A Investors or any transferee in a Permitted Transfer (as defined in Section 2.8 below) and (ii) any shares of Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that shares of Class A Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) they are held by a Holder who cannot sell all Registrable Securities held by such Holder in any three month period except in a private transaction exempt from registration pursuant to Rule 144, provided however that such shares of Class A Common Stock or other securities shall continue to be treated as Registrable Securities with respect to any Holder owning more than two percent (2%) of the Company's outstanding Common Stock of the Company until such time as such Holder owns less than two percent (2%) of the outstanding Common Stock of the Company, and (D) the registration rights associated with such securities have not been terminated pursuant to Section 2.15 hereof.

                  (e) The term "Holder" (collectively, "Holders") means any Series A Investor (and any transferee as permitted by Section 2.8 hereof) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

                  (f) The term "Initiating Preferred Holders" means any Series A Investor(s) holding at least fifteen percent (15%) of the Registrable Securities then held by all Series A Investors and not registered at the time of any request for registration made pursuant to Section 2.2 of this Agreement.

         2.2      Demand Registration.

                  (a) Demand for Registration. If the Company shall receive from Initiating Preferred Holders a written demand that the Company effect any registration (a "Demand Registration") of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 2.9 hereof) having

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an anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $10,000,000, the Company will:

                           (i)      promptly (but in any event within 10 days)
give written notice of the proposed registration to all other Holders; and

                           (ii)     use its best efforts to effect such
registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 15 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration, pursuant to this Section 2.2:

                                    (A)     with respect to any demand for
registration by Initiating Preferred Holders, after the Company has effected 3 such registrations initiated by Initiating Preferred Holders pursuant to this
Section 2.2; provided, however, that a registration requested pursuant to
Section 2.2 shall not be deemed to be a demand for registration by Initiating Preferred Holders unless a Registration Statement covering at least eighty percent (80%) of the Registrable Securities specified in the notices from the Initiating Preferred Holders has become effective and all shares registered thereunder have been sold;

                                    (B) if the Company shall furnish to such
Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than sixty (60) days within which to file such Registration Statement; provided, however, that the Company shall not use this right more than once in any 12-month period; or

                                    (C) within 180 days following the effective
date of a registered offering of the Company's securities to the general public, or such lesser period as may be permitted by the underwriter or underwriters of such registered offering, in which the Initiating Preferred Holders shall have been able to register all Registrable Securities as to which they requested registration at such time;

                                    (D) during the period starting with the date
60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days following the effective date of a registration subject to Section 2.3, or such lesser period as may be permitted by the underwriter or underwriters of such registered offering; provided that the Company is actively employing its good faith efforts to cause such registration statement to become effective; and

                                    (E) prior to the earlier of (a) the date
three and one half (32) years from the date of this Agreement or (b) the date upon which any lock-up expires with respect to the initial, firmly underwritten public offering of the Company's securities.





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                  (b) Underwriting. If the Initiating Preferred Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 2.2; and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         The Company shall, together with all holders of capital stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Preferred Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered and held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Preferred Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

         2.3      Piggyback Registration.

                  (a) Company Registration. If at any time or from time to time the Company shall determine to register any of its securities (other than the Company's initial public offering), either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration pursuant to Section 2.2 or 2.9 hereof, the Company will:

                           (i)      promptly (but in any event within 10 days)
give to each Holder written notice thereof; and

                           (ii) include in such registration (and any related
qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of

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such written notice from the Company, by any Holder or Holders, except as set forth in Section 2.3(b) below.

         Such Registrable Securities shall only be included to the extent that inclusion will not diminish the number of securities included by the Company.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section
2.3. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 2.3 (provided that such rights existed prior to the date of this agreement or the holders of Registrable Securities shall have consented to the granting of such registration rights pursuant to Section 2.11 hereof), requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities and other securities that have contractual rights with respect to registration that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be registered and such other securities requested to be registered and held by each such holder at the time of filing the Registration Statement. For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership or corporation, shall also include any Registrable Securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights and requested to be registered owned by all entities and individuals included in such "selling holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Nothing in this Section 2.3(b) is intended to diminish the number of securities to be included by the Company in the underwriting.


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         If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         2.4 Expenses of Registration. All Registration Expenses (as defined below) incurred in connection with all registrations effected pursuant to Sections 2.2, 2.3 and 2.9, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities. "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including without limitation,
(i) all registration and filing fees of the Commission, a stock exchange or the National Association of Securities Dealers, Inc., (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities) unless paid by the underwriters, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance (vi) the reasonable fees and disbursements of one counsel selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including fees and disbursements of counsel for the underwriters, but excluding underwriting discounts and commissions, (viii) liability insurance if the Company so desires or if the underwriters so require, and (ix) the fees and expenses of any special experts retained by the Company in connection with the requested registration. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any Registration Expenses of any registration proceeding under Section 2.2 and the Holders shall retain their rights pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of (i) a majority of the Initiating Holders and (ii) a majority of the Holders of the Registrable Securities to have been registered, provided, however, that in the event that Holders holding at least a majority of the Registrable Securities held by the Series A Investors agree to forfeit their right to one demand registration pursuant to Section 2.2, then the Company shall be required to pay the expenses of such withdrawn registration. In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 2.2.


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         2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) use its best efforts to prepare and file, within sixty
(60) days after the period within which a request for registration may be given to the Company, with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 120 days or until the Holder or Holders have completed the distribution relating thereto.

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement to represent all Holders of Registrable Securities covered by such Registration Statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel.

                  (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) use its reasonable best efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where, but for the requirements of this paragraph
(d), it would not be obligated to be so qualified.

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such seller, promptly prepare and promptly furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable

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Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement that shall satisfy the provisions of Section 11 (a) of the Securities Act and the rules and regulations promulgated thereunder.

                  (h) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request.

                  (i) obtain an opinion of counsel for the Company in customary form and covering matters of the type customarily covered in opinions of issuer's counsel as the sellers shall reasonably request.

                  (j) use its best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange or NASDAQ on which the Common Stock is then listed.

                  (k) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement.

                  (l) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities.

                  (m) permit any Holder which Holder, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

         2.6      Indemnification.





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                  (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action in accordance with Section 2.6(c); provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by such Holder or underwriter specifically for use therein provided, further, that this indemnity agreement shall not inure to the benefit of any Holder of Registrable Securities, each of such Holders, officers, directors, partners and agents and each person controlling such Holder, or to the benefit of any Underwriter and any person who controls any Underwriter in connection with any claim, loss, damage or liability arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made if each such Holder (to the extent such Holder is required to deliver a prospectus) or Underwriter failed to send or give a copy of the prospectus, offering circular or similar document, as the same may be amended or supplemented, in a timely manner and the untrue statement or alleged untrue statement of a material fact or omission (or alleged omission) to state a material fact in such earlier prospectus, offering circular or similar document, was corrected in the final prospectus, offering circular or similar document, unless such failure resulted from non-compliance by the Company with its obligation to prepare and deliver a final prospectus.

                  (b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Section 2, does hereby undertake to indemnify and hold harmless the Company, each of its directors, partners,

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agents, officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's officers, partners, directors and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, agent, partner and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action in accordance with Section 2.6(c), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, loss, damage or liability that is equal to the proportion that the public offering price of the shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds received by such Holder from the sale of securities under such Registration Statement.

                  (c) Each party entitled to indemnification under this Section
2.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

                  (d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any indemnified party under this Agreement, or any controlling person of any such indemnified party, makes a claim for indemnification pursuant to this Section
2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion; provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnities provided in this Section 2.6 shall survive the transfer of any Registrable Securities by such Holder.

         2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

         2.8      Transfer of Registration Rights.

                  (a) The rights, contained in Sections 2.2, 2.3 and 2.9 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this Section 2, provided that (i) any such transfer by a Series A Investor is effected in compliance with Section
1.1 hereof; and (ii) such transfer is a "Permitted Transfer" as defined herein.

                  (b) For purposes of this Agreement, a "Permitted Transfer" shall mean: (i) a transaction not involving a change in beneficial ownership;
(ii) transactions involving distribution without consideration by a shareholder that is a partnership to any of its partners, retired partners, or to the estate of any of its partners; (iii) transactions involving distribution without consideration by a shareholder that is a corporation or limited liability company to any of its shareholders or members, as applicable; (iv) transfers by any shareholder who is an individual to a trust for the benefit of such shareholder or his family; (v) a transfer in which the transferee acquires at least 100,000 shares of Registrable Securities, or Securities convertible into or exercisable for such number of shares, subject to adjustment for combinations, consolidations, recapitalizations, stock splits, stock dividends and the like; or (vi) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any shareholder or spouse of a shareholder, or (vii) transfer by any Holder to any of its Affiliates.

         2.9 Form S-3. If the Company's stock becomes publicly traded, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 and to that end the Company shall register the Common Stock under the 1934 Act within twelve (12) months following the effective date of the first registration of any securities of the Company on Form S-1. After the Company has qualified for the use of Form S-3, the Initiating Preferred Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 2.9. If the Company shall receive from Initiating Preferred Holders a written demand that the Company effect a registration pursuant to this Section 2.9, the Company shall promptly give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its reasonable best efforts to effect such registration as soon as practicable on Form S-3 to the extent requested by the Initiating Holders or Holders, as the case may be; provided, however, that the Company shall not be obligated to effect any such registration if (a) the Initiating Holders or Holders, as the case may be, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or (b) the Company shall have already made two registrations on Form S-3 within the 12-month period immediately preceding the request, (c) or the Company shall have already made one Demand Registration pursuant to Section 2.2 within a 6-month period immediately preceding the request. Notwithstanding the foregoing, nothing herein shall restrict, prohibit, or limit in any way a Holder's ability to exercise its registration rights under Sections 2.2 or 2.3 hereof. The Company shall have no obligation to take any action to effect any registration pursuant to this
Section 2.9 in case of any of the circumstances referred to in Section 2.2(a)(ii)(A), (B), (C), (D) or (E) (which shall be deemed to apply to the obligations under this Section 2.9 with equal force). In addition, any registration pursuant to this Section 2.9 shall be subject to the provisions of
Section 2.2(b), which shall be deemed to apply to the obligations under this
Section 2.9 with equal force, except that any reference therein to Section 2.2 or a subsection thereof shall, for these purposes only, be deemed to be a reference to this Section 2.9.

         2.10 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding and not registered, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) require the Company to effect a registration or (b) include any securities in any registration filed under Section 2.2, 2.3 or 2.9 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

         2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

                  (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements);

                  (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         2.13 "Market Stand-Off" Agreement. Each Holder that is a "One Percent Shareholder," as defined below, hereby agrees that during a period, not to exceed 180 days, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering unless otherwise required by the underwriter in connection with a subsequent registration in which case the maximum period shall be 90 days rather than 180 days; and

                  (b) all other "One Percent Shareholders" with registration rights (whether or not pursuant to this Agreement) and all officers and directors of the Company enter into similar agreements.

         For purposes of this Section 2.13, the term "One Percent Shareholder" shall mean a shareholder of the Company who holds at least one percent of the outstanding Common Stock of the Company (assuming conversion of all outstanding Preferred Stock of the Company).

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         2.14 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least seventy-five percent (75%) of the Registrable Securities then outstanding and not registered. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder of Registrable Securities and the Company.

         2.15 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Sections 2.2, 2.3 or
2.9 hereof shall terminate as to any Holder on the date such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to SEC Rule 144 (or any similar or analogous rule promulgated under the 1933 Act), provided, however that such rights shall not terminate with respect to any Holder owning more than two percent (2%) of the Company's outstanding Common Stock of the Company until such time as such Holder owns less than two percent (2%) of the outstanding Common Stock of the Company.


                                   Section 3.

                                COMPANY COVENANTS

         The Company hereby covenants and agrees as follows.

         3.1      Affirmative Covenants.

                  (a) Financial Statements and Information. The Company will keep books of account and prepare financial statements and will take the following actions with respect to such information (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis).

                           (i)      As soon as practicable,  but in any event
within ninety (90) days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 1999, the Company will furnish to each Series A Investor (1) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of shareholders' equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent public accountants of recognized standing selected by the Company's Board of Directors, and containing an opinion that such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and (2) a statement from the principal financial or accounting officer of the Company (or, upon the request of the the holders of a majority of the Class A Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, a statement from the auditors of the Company) discussing whether the Company is in material compliance with this Agreement and all its other material agreements. In addition to the foregoing, upon the request of any Series A Investor who holds no less than 100,000 shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock, subject to adjustment for stock splits, stock dividends and the like, the Company shall use its best efforts to cause the auditors of the Company to meet with such Series A Investor for purposes of reviewing the Company's financial statements and condition.

                           (ii) As soon as practicable after the end of each of
the first three quarters of the fiscal year, but in any event within thirty (30) days after the end of each such quarter, the Company will furnish to each Series A Investor the unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and its unaudited consolidated statements of income and losses, shareholders' equity and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, except that such financial statements may not contain notes and will be subject to year-end adjustment, and certified by the principal financial or accounting officer of the Company. Such quarterly report shall include, or the Company shall provide each Series A Investor within forty-five (45) days after the end of each quarter, a narrative, summary description of the Company's operations for such quarter from the Chief Executive or Operating Officer, indicating whether the Company is materially in compliance with this Agreement and other material agreements and discussing any variances in excess of $25,000 from the Company's operating plan, accompanied by an updated forecast of financial performance for the next four (4) quarters and notice of any material events during such quarter, including without limitation acquisitions and new product developments.

                           (iii) As soon as practicable after the end of each
month, but in any event within thirty (30) business days thereafter, the Company will furnish to each Series A Investor the unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and its unaudited statement of income and losses, shareholders' equity and cash flows for such month, discussing any variances in excess of $10,000 between the Company's actual results and the Company's plan for such month, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year and a summary discussion of the Company's principal functional areas (provided, that in alternate months the Company shall have the right to provide an interim letter regarding significant developments in lieu of such summary discussion), all in reasonable detail and prepared in accordance with generally accepted accounting principles, except that such financial statements may not contain notes and will be subject to year end adjustment, and certified by the principal financial or accounting officer of the Company.

                           (iv) As soon as practicable after the end of each
quarter of the fiscal year, the Company will furnish to each Series A Investor a copy of each (1) financial statement, report, notice, or proxy statement sent by the Company to its shareholders generally; (2) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Securities and Exchange Commission; (3) press release or other statement made available by the Company or its officers to the public generally concerning material developments in the business of the Company; (4) material report prepared for the Company by an outside consultant; and (5) agreement, letter of intent or proposal from or with any entity proposing to acquire the Company or form any potentially material strategic relationship.

                           (v)      The Company  covenants  that  promptly
after the occurrence of any material default (with or without notice or lapse of time or both) under, or material breach of, this

Agreement or any other material agreement or obligation, it shall deliver to each member of the Board a certificate of an officer of the Company specifying in detail the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto. The Series A Investors shall be entitled to participate in any discussions with the Company's lenders regarding any such default.

                           (vi) With reasonable promptness, the Company will
furnish to each Series A Investor such other information regarding the business, properties, condition and affairs, financial or other, of the Company or any subsidiary as any Holder may from time to time reasonably request.

                  (b) Inspection. The Company shall permit each Series A Investor and each transferee in a Permitted Transfer (as defined in Section 2.8(b) hereof), its attorney or its other representative to visit and inspect the Company's properties, to examine the Company's books of account and other records and agreements, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent auditors all at such reasonable times and as often as such Series A Investor or transferee may reasonably request; provided, however, that such Series A Investor shall bear any costs or expenses of such investigations or inquiries; provided, further, that the Company shall not be obligated pursuant to this Section 3.2(b) to provide trade secrets or confidential information or to provide information to any person whom the Company reasonably believes is a competitor of the Company unless (i) such person or its affiliates purchased its shares of capital stock directly from the Company, and (ii) such person enters into a reasonable and customary confidentiality agreement with the Company concerning such trade secrets or confidential information and agrees to use such information solely for purposes directly related to such person's investment in the Company. Each Series A Investor shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to management of the Company.

                  (c) Budget. The Company will prepare and submit to the Board of Directors and Series A Investors an operating budget (the "Budget") for each fiscal year at least thirty (30) days prior to the beginning of such fiscal year of the Company, and such Budget will contain forecasts for the next three (3) fiscal years projected on a quarterly basis and include balance sheets, income statements, and statements of cash flow. The Budget will be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors and the Board designee of SG Capital Partners, L.L.C. The Budget shall be reviewed by the Company periodically, and in any event not less frequently than every six months after the adoption thereof, and all changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors for approval by the Board designee of SG Capital Partners, L.L.C.

                  (d) Prompt Payment of Taxes. The Company and its subsidiaries, if any, will timely pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments and governmental charges or levies imposed upon any of their income, profits, properties or businesses; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings: and provided, further, that the Company and its subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any tax lien that may have attached as security therefor or with respect thereto.

                  (e) Observation Rights. As long as any Series A Investor owns any shares of capital stock of the Company, the Company shall invite two representatives of the Series A Investors to attend all meetings of its Board of Directors in a nonvoting-observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials it provides to its directors, provided, however, that such representative shall agree to hold such in confidence. Such non-voting observers shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting. SG Capital Partners, L.L.C. and Olympus shall each designate one representative to serve as a non-voting observer pursuant to this Section 3.1(e).

                  (f) Maintenance of Insurance. The Company shall maintain, and cause each subsidiary to maintain, insurance (including directors and officers insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such subsidiary operates.

                  (g) Material Changes and Other Notices. The Company shall promptly notify each member of the Board of (a) any materially adverse changes in the assets, properties, financial condition, operating results, prospects or business of the Company and its subsidiaries, and (b) any lawsuit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened, or any judgment, order or decree involving the Company or its subsidiaries that would have a materially adverse effect on the Company's business, condition or results of operations.

                  (h) Compliance with Applicable Laws. The Company shall comply in all material respect with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority (whether now in effect or hereinafter enacted) and any filing requirements relating thereto including without limitation, the U.S. Foreign Corrupt Practices Act and environmental laws and regulations. The Company shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

                  (i) Key Man Insurance. The Company shall maintain a policy of "key man" insurance on the life of John S. Katzman, with minimum coverage of $1,000,000, unless otherwise directed by the Board of Directors. The proceeds from such policies shall be payable to the Company.

                  (j) Use of Proceeds. The Company shall expend the proceeds from the sale of the Series A Preferred Stock substantially in accordance with the Schedule 3.1(j) attached hereto.

                  (k) Directors' and Officers' Insurance Policy. Within ninety
(90) days of the Closing, the Company shall obtain and maintain a valid policy of Directors' and Officers' insurance covering each member of the Board with a financially sound and reputable insurer in the amount of $3,000,000 per occurrence and $5,000,000 aggregate in any one year. The Restated Articles of Incorporation, as amended, Bylaws and other organizational documents of the Company and each of its subsidiaries shall at all times to the fullest extent permitted by law, provide for indemnification or, advancement of expenses to, and limitation of the personal liability of, the members of the Board and the members of the boards of directors or other similar managing bodies of each of the Company's subsidiaries. Any Board observer shall be entitled to indemnification from the Company to the maximum extent permitted by law as though he or she were a director of the Company and any of its Subsidiaries. Such provisions may not be amended, repealed or otherwise modified in any manner materially adverse to any member of the Board or any member of the boards of directors or other similar managing bodies of any of the Company's subsidiaries, until at least six years following the date on which none of the Series A Investors are entitled to nominate a designee to the Board. Each of the members of the Board (including the Series A Investors' designees and each Board observer is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 3.1(k) and the obligations of the Company pursuant to this Section 3.1(k) shall be enforceable by each such individual.

         3.2 Negative Covenants. Without the prior written consent of at least seventy-five percent (75%) of the Series A Investors, the Company covenants and agrees as follows.

                  (a) Declaration of Bankruptcy. The Company shall not voluntarily declare bankruptcy.

                  (b) Limit on Indebtedness. The Company and its subsidiaries shall not, directly or indirectly, create, incur, assume or be or remain liable with respect to, any indebtedness or obligations in excess of $750,000 in the aggregate, other than borrowings (i) outstanding on the date hereof, (ii) incurred for inventory financing; (iii) currently budgeted or contemplated by a subsequently approved budget; or (iv) arising in the ordinary course of the Company's business that are approved by the Company's Board of Directors.

                  (c) Limitation on Liens. The Company and its subsidiaries shall not create, incur, permit to exist or suffer to be created or incurred any lien upon any of its property, whether now owned or hereafter acquired in excess of $750,000, other that liens (i) outstanding on the date hereof; (ii) incurred for inventory financing; or (iii) arising in the ordinary course of the Company's business that are approved by the Company's Board of Directors.

                  (d) Issuances, Offerings and Dividends. Except as otherwise permitted in the Restated Articles of Incorporation of the Company, as amended from time to time, or this Agreement, the Company shall not (i) issue, offer or sell any securities of the Company senior to or on a parity with the Series A Preferred Stock, (ii) declare or make any dividends or distributions of its cash, stock, property or assets other than Stock dividends, or (iii) repurchase any securities of the Company.

                  (e) Merger; Change in Control; Acquisition of Assets. The Company will not (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets, (b) merge with or into or consolidate with another entity (except into or with a wholly-owned subsidiary of the Company with the requisite shareholder
- approval) in which the shareholders of the Company immediately prior to such merger or consolidation possess a minority of the acquiring entity immediately following such merger or consolidation, (c) voluntarily liquidate or wind up its operations, or (d) acquire assets of another entity (not including acquisitions from vendors in the ordinary course of business or currently budgeted or contemplated by a subsequently approved budget) with an aggregate value greater than $750,000.

                  (f) Sale of Assets. The Company shall not effect any sale, lease, assignment, transfer, or other conveyance of any material portion of the assets or operations or the revenue or income generating capacity of the Company with an aggregate value greater than $750,000 (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company), or to take any such action that has the effect of any of the foregoing.

                  (g) Executive Compensation. The Company shall not increase the compensation paid to any of its executive officers by more than five percent (5%) of their current compensation amounts, whether by means of salary, bonus, profit sharing, options, dividends or any other means.

                  (h) Related Party Transactions. The Company shall not enter into any material agreement, transaction or relationship with any person that controls, is controlled by, or is under common control with, the Company or with any officer, director, shareholder or employee of the Company, including any member of any of their immediate families (other than transactions entered into in the ordinary course with Random House, Inc. or its affiliates pursuant to various publishing, distributing and editing agreements), unless such agreement, transaction or relationship is (i) substantially on terms that would be offered by an unaffiliated party and (ii) approved by the Board of Directors if such agreement, transaction or relationship exceeds $10,000.

                  (i) Business Purpose. The Company shall not engage in any business other than businesses of the type and nature in which the Company is currently engaged and described on Schedule 3.2(i) and extensions thereof reasonably related thereto.

                  (j) Series A Preferred Stock Voting Rights. The Company shall not take any corporate action in violation of the voting rights of the holders of Series A Preferred Stock of the Company contained in the Restated Articles of Incorporation of the Company, as amended from time to time.

                  (k) Adam Robinson Litigation. The Company shall not approve any settlement of Adam Robinson's claims against the Company equal to or in excess of $3,000,000. For purposes of determining the amount of any payment to Adam Robinson the following shall be excluded: (i) the amount of any royalty obligation acknowledged by the Company as of the date hereof and (ii) any warrant granted with a strike price per share equal to or greater than the fair market value per share of the Common Stock underlying the warrant at the time of grant. The fair market value per share of the Common Stock underlying the warrant shall be determined by mutual agreement of the Company and seventy-five percent (75%) of the Series A Investors. In the event the Company and seventy-five percent (75%) of the Series A Investors fail to agree to a fair market value, the fair market value per share of the Common Stock underlying any warrant shall be determined as follows:

                           (i) if the Common Stock is not then traded on a
                  national securities exchange, the average of the closing prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market for the twenty
                  (20) trading days (or such other reasonable number of days consistent with the methodology agreed to in the warrant) immediately preceding the time of grant or, if such date is not a business day on which shares are traded, the next immediately preceding trading day; or

                           (ii) if the Common Stock is then traded on a national
                  securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded for the twenty
                  (20) trading days (or such other reasonable number of days consistent with the methodology agreed to in the warrant) immediately preceding the time of grant or, if such date is not a business day on which shares are traded, the next immediately preceding trading day; or

                           (iii) if the Common Stock is not then publicly
                  traded, as evidenced by a written opinion from an independent investment banking firm of nationally recognized standing mutually agreeable to the Company and seventy-five percent (75%) of the Series A Investors.

         3.3 Adjustment of Series A Multiple Upon Breach of Covenants. If it is determined in accordance with the procedure outlined in this Section 3.3 that the Company has breached any of the covenants contained in Section 3.1 or 3.2 herein, the Series A Multiple (as defined in the Restated Articles) shall be increased as provided therein, it being understood, however, that such increase shall not be the sole or exclusive remedy of the Series A Investors and that the Series A Investors shall be entitled to pursue remedies at law, including injunctive relief or other equitable remedies, in the event of any such breach; it is further understood that no remedy is exclusive of any other remedy and that all available remedies are cumulative to the extent permitted by law. A "Breach Occurrence" shall refer to a breach by the Company that has been determined as follows.

                  (a) Notice of Breach. The Series A Investors shall give written notice to the President of the Company, with a copy to the Secretary of the Company, of any claim of breach of any covenant contained in Section 3.1 or
3.2 herein, including in such notice a brief description of the facts upon which such breach is based (the "Breach Notice") within a reasonable period of time following the date on which the Series A Investors obtain knowledge thereof. The Company will have the right to make such investigation of the Series A Investors' claim as the Company may deem necessary or desirable. The Company shall have thirty (30) days from the date of receipt of the Breach Notice to cure such breach or obtain a waiver thereof in accordance with the provisions hereto.

                  (b) Dispute of Breach Notice. If the Company disputes the breach described in the Breach Notice, within thirty (30) days after receipt of the Breach Notice it shall give written notice to the Series A Investors setting forth with reasonable specificity the reasons for objecting thereto, whereupon the Company and Series A Investors shall promptly and in good faith attempt to resolve such dispute. If no such resolution can be reached after good faith negotiation, either party may demand arbitration of the matter, and in any such event the matter shall be settled by arbitration conducted by three arbitrators. The Company and Series A Investors shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity of any breach in such Breach Notice shall be binding and conclusive upon the parties to this Agreement, and the parties shall act promptly in accordance with such decision. Any such arbitration shall be held in New York City, New York. Any such arbitration shall be conducted under the rules then in effect of the American Arbitration Association.

                  (c) Determination of Breach. Any such breach shall be deemed to be a Breach Occurrence triggering adjustment of the Series A Multiple if (i) the Company fails to cure such breach, obtain a waiver thereof or invoke the dispute resolution procedures of Section 3.3(b) within thirty (30) days after the date of receipt of the Breach Notice or (ii) the arbitrators fail to make a final determination in accordance with Section 3.3(b) that such breach has not occurred.

         3.4 Expiration of Covenants. The covenants set forth in this Section 3 shall expire and be of no further force or effect upon the closing of an underwritten public offering of shares of Common Stock of the Company resulting in gross proceeds to the Company in excess of $30,000,000. After such time, the Series A Investors shall be entitled to receive such annual and quarterly reports as the Company shall distribute to its shareholders generally.


                                   Section 4.

                                  MISCELLANEOUS

         4.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.

         4.2 Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, County of New York, for any actions, suits, or proceedings arising out of or relating to this agreement and the transactions contemplated hereby. Each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         4.3 Waiver of Jury Trial. The parties hereby waive trial by jury in any judicial proceeding to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement.

         4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         4.6 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Series A Investor of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Series A Investors. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.7 Amendment and Waiver. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and Series A Investors (or their transferees) holding at least seventy-five percent (75%) of the shares of Series A Stock, voting together as a single group (treating Preferred Stock as if converted at the conversion rate then in effect and including, for such purposes, shares of Common Stock into which any shares of Preferred Stock shall have been converted); provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Registrable Securities. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each Series A Investor and each transferee of the Registrable Securities. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Series A Investors who have not previously consented thereto in writing.

         4.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company, any Series A Investor, or any transferees upon any breach, default or noncompliance of any Series A Investor or any transferee or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Series A Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Series A Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Series A Investors, shall be cumulative and not alternative.

         4.9 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with an address outside of the United States) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to an Series A Investor, at such address as such Series A Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address first above written, or at such other address as the Company shall have furnished to the Series A Investors in writing.

         4.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.

THE COMPANY:                     THE PRINCETON REVIEW, INC.

                                 By: /s/ John Katzman
                                    ------------------------------------
                                    Name: John S. Katzman
                                    Title: President and Chief Executive Officer

SERIES A INVESTORS:                          SGC PARTNERS II, LLC
                                        By:  SG MERCHANT BANKING FUND L.P.,
                                        its managing member

                                             By:  SG CAPITAL PARTNERS L.L.C.,
                                             its general partner

                                                  By: /s/ Frank Pottow
                                                     ------------------------
                                                     Name: Frank Pottow
                                                     Title: Managing Director

SERIES A INVESTORS:                        OLYMPUS GROWTH FUND III, L.P.
                                      By:  OGP III, LLC, its general partner

                                           By: /s/ Louis J. Mischianti
                                              ----------------------------
                                              Name: Louis J. Mischianti
                                              Title: Member


                                           OLYMPUS EXECUTIVE FUND, L.P.
                                      By:  OEF, L.P., its general partner
                                      By:  LJM, L.L.C., a general partner

                                           By: /s/ Louis J. Mischianti
                                              ----------------------------
                                              Name: Louis J. Mischianti
                                              Title: Member

                                 Schedule 3.1(j)

                                 USE OF PROCEEDS

         The proceeds will be used for working capital, acquisitions and transaction expenses.

                                 Schedule 3.2(j)

                                BUSINESS PURPOSE

         The Company is a provider of test preparation, school selection and other related educational products and services.